Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation in this Form 10-K of our reports dated October 20, 2009, on our audit of the financial statements of Mikojo Incorporated as of June 30, 2009 and 2008 and for the years ended June 30, 2009 and 2008.

/s/ Paritz & Co., P.A.

Hackensack, NJ
October 20, 2009